UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 10, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, which included a letter from Brancous LPI, one of Braemar Hotels and Resorts Inc.’s (the “Corporation”) largest stockholders, expressing support for Blackwells’ campaign and criticizing the Corporation’s governance. A copy of the press release is attached hereto as Exhibit 1. Also on June 10, 2024, Blackwells issued a presentation regarding the Corporation’s statements about Blackwells and its campaign, a copy of which is attached hereto as Exhibit 2. A copy of each of the press release and the presentation is available on Blackwells’ website, www.NoMoreMonty.com.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Corporation for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Corporation’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Corporation’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Corporation brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Corporation’s stockholders. Ultimately, Blackwells believes the Corporation’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Corporation and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells’ nomination notice, breached the Bylaws and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Corporation on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 1

Blackwells Capital Releases Presentation Detailing Continued Buffoonery of Monty Bennett

Applauds Support for Blackwells’ Campaign from Other Braemar Shareholders

Urges Shareholders to Vote FOR Blackwells’ Nominees and Proposals

NEW YORK, June 10, 2024 (GLOBE NEWSWIRE) -- Blackwells Capital LLC (“Blackwells”), a shareholder of Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) (NYSE: BHR), today released a presentation titled, “The Continued Buffoonery of Monty Bennett.”

Additionally, Blackwells is pleased to announce that independent shareholders of Braemar are speaking out and concurring with Blackwells’ campaign aims: to terminate the egregious external management agreement with Ashford Inc. (“Ashford”) and to reconstitute Braemar’s entrenched Board.

Brancous LP1 (“Brancous”), a large Braemar shareholder, wrote to Blackwells commending Blackwells’ campaign. Brancous wrote: “we share Blackwells’ concerns…” and that “[t]he reappointment of Monty Bennett and Kamal Jafarnia by Ashford Hospitality board…reinforces our concerns about the governance integrity of Braemar.” Brancous further commented on “the lackluster performance under the current board’s leadership” and stated that “it’s troubling to see board members enriching themselves at the expense of shareholder value.” A complete copy of the Brancous letter can be found at the end of this press release.

In addition, Braemar’s second largest shareholder recently disclosed a June 3, 2024 email that it sent to Monty Bennett. The email calls for the termination of the external management agreement with Ashford and for the replacement of members of the Board. A copy of this letter can be found at https://www.sec.gov/Archives/edgar/data/1574085/000139834424011207/fp0088636-1_ex3.htm.

Jason Aintabi, Chief Investment Officer of Blackwells, said:

“We are not surprised to see other shareholders speaking out. We are only surprised that Monty Bennett has remained in his position as long as he has. He may have his conflicted board to thank for that, but both he and they are facing a ticking clock until independent, qualified individuals make their way onto the Board so Braemar can return value to its rightful owners once and for all. It’s time to put Monty’s Advisory Agreement where it belongs: in the trash can.”

Blackwells urges all Braemar shareholders to vote their proxy on the WHITE universal proxy card “FOR” each of the Blackwells nominees and the Blackwells proposals. Blackwells recommends shareholders vote “AGAINST” Braemar’s executive compensation resolution.

If you have any questions about voting your proxy or need replacement proxy materials, contact:
MacKenzie Partners, Inc.
+1 (800) 322-2885 (toll free for shareholders)
proxy@mackenziepartners.com

Blackwells also encourages shareholders to review Blackwells’ materials, the details of its engagement with the Company, information about Blackwells’ nominees, and other important information at www.NoMoreMonty.com. Shareholders are also invited to follow Blackwells’ campaign on X at @nomoremonty and Instagram at @no_more_monty.

Brancous’ letter to Blackwells is copied in full below:

May 16th, 2024

Dear Mr. Aintabi,

I am writing to express our support for Blackwells in its proxy battle with Braemar Hotel & Resorts board.

The recent developments at Ashford Hospitality Trust have raised significant concerns. The reappointment of Monty Bennett and Kamal Jafarnia by Ashford Hospitality board, despite their prior defeat, highlights entrenched directorship and reinforces our concerns about the governance integrity of Braemar. These actions at Ashford Hospitality not only question the independence and accountability of its board but also raises serious questions about governance integrity within Braemar. It is crucial for Braemar’s board to recognize these warning signs and prioritize transparency, accountability, and shareholder interests to regain investor trust and foster sustainable growth.

We share Blackwells’ concerns regarding the intertwined relationship between Braemar Hotels & Resorts and Ashford Inc., especially the conflict of interest arising from Monty Bennett’s dual roles. This situation not only undermines shareholder interests but also hampers the company’s potential for growth and value creation.

Furthermore, we agree with your assessment of the lackluster performance under the current board’s leadership. While the company has struggled, it’s troubling to see board members enriching themselves at the expense of shareholder value. Immediate action is needed to address governance issues and restore shareholder confidence.

In line with Blackwells’ conviction, we support the call for separation between Braemar Hotels & Resorts and Ashford Inc. This critical step is imperative not only to safeguard shareholder interests but also to guarantee unbiased decision-making within Braemar.

We affirm our commitment to vote in favor of the directors nominated by Blackwells to the Braemar Hotel & Resorts board.

Sincerely,

Alejandro Malbran
Managing Director
Brancous LP1

About Blackwells Capital

Blackwells is a multi-strategy alternative asset management firm that invests in public and private markets globally. Our public markets portfolio focuses on currencies, equities, credit and commodities. When necessary, we engage with public company boards to drive value for all stakeholders. Our private markets portfolio includes investments in space, clean energy, infrastructure, real estate and technology. Further information is available at www.blackwellscap.com.

Contacts

Stockholders
MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media
Gagnier Communications
Dan Gagnier & Riyaz Lalani
646-569-5897
blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the Company’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Company’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Company’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Company brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s stockholders. Ultimately, Blackwells believes the Company’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Company and the Company’s directors. Blackwells alleges, among other things, that the Company improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Company on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 2

BLACKWELLS CAPITAL

THE CONTINUED BUFFOONERY OF MONTY BENNETT

NOMOREMONTY.COM

PRESENTED BY BLACKWELLS CAPITAL

June 2024

Braemar Hotels & Resorts Inc. (NYSE:BHR)

DISCLAIMER

The views expressed in this presentation (the "Presentation") represent the opinions of Blackwells Capital LLC and/or certain of its affiliates ("Blackwells") and the investment funds it manages that hold shares in Braemar Hotels & Resorts Inc. (the "Company", "Braemar" or "BHR"). The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third-party reports. Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Blackwells' conclusions. Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. The information contained herein is current only as of the date of this Presentation. Blackwells disclaims any obligation to update the information or opinions contained herein.

Certain financial projections and statements made herein have been derived or obtained from filings made with the U.S. Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third-party reports. Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third-party report. Select figures included in this Presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

The information contained in this Presentation is provided merely as information, and this Presentation is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds, investment vehicles, and accounts managed by Blackwells currently beneficially own shares of common stock, par value $0.01 per share, of the Company ("Shares"). These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds, investment vehicles, and accounts will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed in this Presentation. Blackwells reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and shareholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation on the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Although Blackwells believes the statements made in this Presentation are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Blackwells makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Blackwells, the other Participants (as defined below) and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, shareholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

This Presentation contains forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "intend," "project," "will," "may," "would," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells.

Though this Presentation may contain projections, nothing in this Presentation is, or is intended to be, a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the Presentation, but there can be no assurance or guarantee that (i) any of the proposed actions set forth in this Presentation will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Presentation are accurate.

There can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate, and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Blackwells will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Blackwells has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Blackwells does not endorse third-party estimates or research which are used in this Presentation, and such use is solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Presentation may contain citations or links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of Blackwells.

All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blackwells' use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names. Some of the materials in this Presentation are copyrighted by Blackwells and portions are copyrighted by others and are used with their permission.

BW BLACKWELLS CAPITAL

2

THE BUFFOONERY OF MONTY BENNETT

There have been 2,606 trading days between BHR's listing and when Blackwells launched its campaign on Mar 28, 2024.

Investors who bought stock would have lost money on 2,580 of those trading days.

There were a mere **25 trading days** in the last decade where BHR investor made money.

Source: Capital IQ.
Note: This analysis uses the unaffected share price of March 28, 2024 when BHR launched its campaign. There was one trading day where investors would have neither lost or made money and the share price closed at $2.00 equivalent to the share price on March 28, 2024.

BLACKWELLS CAPITAL

3

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

STEVEN PULLY
Blackwells' purported nominee
✕ While General Counsel and Partner at Carlson Capital:
Carlson Capital To Shell Out $2.7M Over Short-Selling
Law360 (September 23, 2010, 6:58 PM EDT) -- Hedge fund adviser Carlson Capital LP has agreed to pay nearly $2.7 million to settle claims by the U.S. Securities and Exchange Commission that it improperly took part in public stock offerings after selling the same stocks short.
LAW360
EXPEL BLACKWELLS
#ExpelBlackwells

REALITY

Mr. Pully served as General Counsel and as a partner of Carlson Capital, L.P. from January 2008 to September 2014

Upon assuming his role at Carlson, Mr. Pully worked with the SEC to remedy any potential and preexisting legacy issues

It is of little surprise that Braemar would spin such buffoonery

Source: Expel Blackwells Twitter, https://www.expelblackwells.com/ and Capital IQ.

BW BLACKWELLS CAPITAL
4

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

MISALIGNED SHAREHOLDER
Blackwells Capital is an "activist" investor that is trying to take over Braemar's Board despite owning less than 1% of the Company's stock. Blackwell's attempt to take over the Company without paying a control premium signals that it is **not aligned with the best interests of all shareholders**.

REALITY

Blackwells is one of Braemar's largest shareholders, and has spent millions of dollars pursuing Mr. Bennett and his cronies for committing what we believe to be one of the most significant CORPORATE PIRACIES in the public markets

And Braemar's other largest shareholders agree, as evidenced by recent public letters to Braemar and support letters to Blackwells

Source: https://www.expelblackwells.com/.

BW BLACKWELLS CAPITAL
5

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

ILLEGAL & CONFUSING

Braemar's Board unanimously rejected Blackwells' attempt to take control of the Board by nominating four directors because the "activist's" nomination notice contained false statements and masked the firm's true intentions – in **violation of SEC rules and the Company's bylaws**. This hasn't stopped Blackwells from running an illegal proxy solicitation and spreading misinformation.

REALITY

*Blackwells submitted a **454-page nomination notice…** only for Braemar to sue to keep our independent director candidates out of the boardroom*

BLACKWELLS CAPITAL LLC
400 Park Ave. 4th Floor
New York, New York 10022

March [illegible], 2024

BY HAND DELIVERY AND ELECTRONIC MAIL

Braemar Hotels & Resorts Inc.
14185 Dallas Parkway
Suite 1200
Dallas, Texas 75254
Attn: Alex Rose, Executive Vice President, General Counsel & Secretary

Re: Notice of Intention to Nominate Individuals for Election as Directors and to Submit Business Proposals for Stockholder Consideration at the 2024 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc.

Dear Mr. Rose:

[illegible]

Attempting to silence and suppress opposition is the antithesis of protecting shareholder value

Source: https://www.expelblackwells.com/.

BLACKWELLS CAPITAL
6

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

BHR Positioned Ideally for Outperformance

NYSE:
BHR

$147.6M
EQUITY MARKET CAP(1)

$1.8B
ENTERPRISE VALUE(1)

REALITY

We think BHR left out an important sentence: Outperformance into the pocketbooks of Monty Bennett and his father Archibald Bennett Jr.

We believe that is the ONLY outperformance BHR is positioned for until such time as the shady advisory agreement is torn up FOR CAUSE, and the entrenched BHR Directors is held accountable for the value destruction it has wrought

Source: Braemar Hotels & Resorts 1st Quarter 2024 Earnings Update Presentation and Capital IQ for the total debt / enterprise value ratio.
Note: (1) Peers from BHR Definitive Proxy, filed on March 28, 2024. Peers include; DiamondRock Hospitality Company, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc. Chatham Lodging Trust has been excluded due size as its revenue is <$500mm and lower budget portfolio. (2) Includes preferred stock.

BW BLACKWELLS CAPITAL

7

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

BHR Positioned Ideally for Outperformance
ADJUSTED EBITDARE STABILIZING
(In millions)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
$121.5
$(4.5)
$87.5
$172.4
$176.7
176.9
2019
2020
2021
2022
2023
TTM Q1'24

REALITY

The idea that Braemar is touting an EBITDA figure that is among the most heavily adjusted of any Hospitality REIT is unsurprising.

Braemar's investor's have watched Braemar lose more than 90% of its value, while Monty Bennett and his father Archibald continue to benefit

Source: Braemar Hotels & Resorts 1st Quarter 2024 Earnings Update Presentation.

BW BLACKWELLS CAPITAL

8

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

BHR Positioned Ideally for Outperformance

Liquidity Position (1)	
Cash & Cash Equivalents	$137.1M
Restricted Cash	$82.4M
Due from 3RD Party Managers	$23.8M
Total Cash	$243.2M

REALITY

$1.7 bn
$0.2 bn
Total Debt
Total Liquidity

Why are shareholders paying Monty Bennett to manage our assets, if this is how he manages them?

Source: Braemar Hotels & Resorts 1st Quarter 2024 Earnings Update Presentation and Company Filings.

BW BLACKWELLS CAPITAL

9

THE BUFFOONERY OF MONTY BENNETT

BUFFOONERY

BHR Positioned Ideally for Outperformance

Lender	Hotels	Current Maturity	Final Maturity [12]	Interest Rate
BAML	See footnote	June 2024	June 2025	SOFR (1) + 2.66%
Prudential	Hilton La Jolla Torrey Pines	August 2024	August 2024	9.00%
LoanCore	Cameo Beverly Hills	August 2024	August 2024	SOFR (1) + 3.66%
BAML	The Ritz-Carlton Lake Tahoe	January 2025	January 2026	SOFR (1) + 3.60%
Credit Agricole	Park Hyatt Beaver Creek Resort & Spa	February 2025	February 2027	SOFR (1) + 2.86%
Apollo	The Ritz-Carlton St. Thomas	August 2025	August 2026	SOFR (1) + 4.35%
BAML	Pier House Resort & Spa	September 2025	September 2026	SOFR (1) + 3.60%
Macquarie CAF LLC	The Ritz-Carlton Reserve Dorado Beach	March 2026	March 2026	SOFR (1) + 4.75%
Convertible Senior Notes	N/A	June 2026	June 2026	4.50%
BAML Credit Facility	See footnote	July 2026	July 2027	Base Rate (2) + 1.25% to 2.00% or SOFR (1) + 2.35% to 3.10%
Aareal Capital Corporation	Four Seasons Resort Scottsdale	December 2026	December 2028	SOFR (1) + 3.75%
Aareal Capital Corporation	Capital Hilton	December 2026	December 2028	SOFR (1) + 3.75%
Total				
Percentage				
Weighted average interest rate [11]				

REALITY

Monty Bennett and Braemar's lenders have something in common: their fees and expenses are the only things that seem to go up!

Interest Expense
($ in 000's)
$30,901
$52,166
$94,219
FY 21
FY 22
FY 23

Source: Braemar Hotels & Resorts 1st Quarter 2024 Earnings Update Presentation and Company filings.

BW BLACKWELLS CAPITAL
10

VOTING INFORMATION

Braemar's 2024 Annual Meeting of Shareholders will be held on July 30, 2024, and all shareholders of record as of the close of business on May 2, 2024 are entitled to vote at the meeting

Braemar Shareholders – Please vote your proxy today on the WHITE universal proxy card "FOR" each of the Blackwells nominees and the Blackwells proposals

MACKENZIE PARTNERS, INC.

MacKenzie Partners, Inc.
1-800-322-2885 (call toll free:)
proxy@mackenziepartners.com

BW BLACKWELLS CAPITAL

11